Amendment to
Amended and Restated Transfer Agency Agreement
Between JNL Series Trust and Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust, a Massachusetts business trust (the “Trust”), and Jackson National Asset Management, LLC, a Michigan limited liability company (“JNAM”).

Witnesseth

Whereas, the Trust and JNAM (“Parties”) entered into an Amended and Restated Transfer Agency Agreement effective February 28, 2012, as amended (“Agreement”).

Whereas, under the terms of the Agreement, JNAM renders certain transfer agency and other services to units of beneficial interest in separate funds (“Funds”) of the Trust and the owners of record thereof.

Whereas, the following new funds, investment sub-adviser replacements, fund conversion and name changes, and fund merger have been approved by the Board of Trustees of the Trust (collectively, “Fund Changes”), effective April 24, 2017:

New Funds:

1)	JNL/Mellon Capital MSCI KLD 400 Social Index Fund;

2)	JNL/DFA Growth Allocation Fund;

3)	JNL/DFA Moderate Allocation Fund;

Investment Sub-Adviser Replacements:

4)
Massachusetts Financial Services Company (d/b/a MFS Investment Management) will replace Goldman Sachs Asset Management, L.P. as investment sub-adviser to the JNL/Goldman Sachs Mid Cap Value Fund, which will subsequently be renamed the JNL/MFS Mid Cap Value Fund;

5)
AQR Capital Management, LLC will replace Goldman Sachs Asset Management, L.P. as investment sub-adviser to the JNL/Goldman Sachs U.S. Equity Flex Fund, which will subsequently be renamed the JNL/AQR Large Cap Relaxed Constraint Equity Fund;

Fund Conversion and Name Changes:

6)	the JNL/Franklin Templeton Global Growth Fund will be re-named the JNL/Franklin Templeton Global Fund;

7)	the JNL/Capital Guardian Global Balanced Fund will convert to a master feeder structure, with a corresponding fund name change to the JNL/American Funds Balanced Fund;

8)	the JNL/WMC Money Market Fund will be re-named the JNL/WMC Government Money Market Fund; and

Fund Merger:

9)	the JNL/Morgan Stanley Mid Cap Growth Fund will merge into the JNL/T. Rowe Price Mid-Cap Growth Fund.

Whereas, pursuant to the approval of the Fund Changes, as outlined above, the Parties have agreed to amend Schedule A of the Agreement, effective April 24, 2017, to:

1)	add the JNL/Mellon Capital MSCI KLD 400 Social Index Fund, the JNL/DFA Growth Allocation Fund, and the JNL/DFA Moderate Allocation Fund;

2)	remove the JNL/Morgan Stanley Mid Cap Growth Fund; and

3)	change the names of the following funds:

-	JNL/Goldman Sachs Mid Cap Value Fund to JNL/MFS Mid Cap Value Fund;
-	JNL/Goldman Sachs U.S. Equity Flex Fund to JNL/AQR Large Cap Relaxed Constraint Equity Fund;
-	JNL/Franklin Templeton Global Growth Fund to JNL/Franklin Templeton Global Fund;
-	JNL/Capital Guardian Global Balanced Fund to JNL/American Funds Balanced Fund;
-	JNL/WMC Money Market Fund to JNL/WMC Government Money Market Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 24, 2017, attached hereto.

2.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Trust and JNAM have caused this Amendment to be executed, effective April 24, 2017.

Attest:		JNL Series Trust

By:	/s/ Michelle L. Swan	By:	/s/ Kristen K. Leeman
	Michelle L. Swan	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Asset Management, LLC

By:	/s/ Michelle L. Swan	By:	/s/ Mark D. Nerud
	Michelle L. Swan	Name:	Mark D. Nerud
		Title:	President and CEO

Schedule A
Dated April 24, 2017
 (List of Funds)

Funds

JNL/American Funds Balanced Fund
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth Allocation Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Mid Cap Fund
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Alt 65 Fund
JNL/AB Dynamic Asset Allocation Fund
JNL/AQR Large Cap Relaxed Constraint Equity Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Natural Resources Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Boston Partners Global Long Short Equity Fund
JNL/Brookfield Global Infrastructure and MLP Fund

Funds

JNL/Causeway International Value Select Fund
JNL/Crescent High Income Fund
JNL/DFA Growth Allocation Fund
JNL/DFA Moderate Allocation Fund
JNL/DFA U.S. Core Equity Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/FPA + DoubleLine® Flexible Allocation Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco China-India Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Mid Cap Value Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Mellon Capital 10 x 10 Fund
JNL/Mellon Capital Index 5 Fund

Funds

JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital MSCI KLD 400 Social Index Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/MFS Mid Cap Value Fund
JNL/MMRS Conservative Fund
JNL/MMRS Growth Fund
JNL/MMRS Moderate Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Emerging Markets Innovator Fund
JNL/Oppenheimer Global Growth Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Total Return Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/Scout Unconstrained Bond Fund
JNL/T. Rowe Price Established Growth Fund

Funds

JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund
JNL/WMC Balanced Fund
JNL/WMC Government Money Market Fund
JNL/WMC Value Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P Mid 3 Fund
JNL/S&P International 5 Fund
JNL/S&P 4 Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL Disciplined Growth Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund